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                                                                    EXHIBIT 99.2

                     AMENDMENT TO ASSET MANAGEMENT AGREEMENT

         This Amendment to Asset Management Agreement dated as of May 31, 2000 (this "Amendment") is entered into by and between Radiant Partners, LLC, a New York limited liability company (the "Manager") and First Union Real Estate Equity and Mortgage Investments (the "Company").

                                    RECITALS

         1. The Manager and the Company executed an Asset Management Agreement, dated as of March 27, 2000 (the "Agreement");

         2. The parties hereto have determined to enter into this Amendment for purposes of amending the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other consideration the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         A. Clause (v) of Article III(a) is deleted in its entirety and replaced by the following clause (v) of Article III(a):

                  (v) at the election of either party, any time prior to July 31, 2000, upon thirty (30) days prior written notice to the other party.

         B. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof.

         C. Unless otherwise provided herein, capitalized terms herein shall have the meanings ascribed to them in the Agreement.

         D. Except as otherwise provided in this Amendment to the contrary, the terms and conditions of the Agreement as amended by this Amendment shall remain in full force and effect.

         E. In any case in which the terms of this Amendment are inconsistent with the terms of the Agreement, the terms of this Amendment shall govern.
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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                        FIRST UNION REAL ESTATE EQUITY
                                          and MORTGAGE INVESTMENTS



                                        By: /s/ William A. Ackman
                                           -------------------------------------
                                             William A. Ackman, Chairman


                                        RADIANT PARTNERS, LLC



                                        By: /s/ Daniel P. Friedman
                                           -------------------------------------
                                             Daniel P. Friedman, Managing Member